UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☒           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

OPLINK COMMUNICATIONS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
VOCE CATALYST PARTNERS LP
VOCE CAPITAL MANAGEMENT LLC
VOCE CAPITAL LLC
J. DANIEL PLANTS
JEFFREY S. MCCREARY

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED SEPTEMBER 23, 2014

OPLINK SHAREHOLDERS FOR CHANGE

___________________, 2014

Dear Fellow Oplink Stockholder:

Engaged Capital, LLC and Voce Capital Management LLC, together with the other members of the Oplink Shareholders for Change (collectively, “Oplink Shareholders for Change,” “OSC” or “we”) and the participants in this solicitation are the beneficial owners of an aggregate of 1,180,318 shares of common stock, par value $0.001 per share (the “Common Stock”), of  Oplink Communications, Inc., a Delaware corporation (“Oplink” or the “Company”), representing approximately 6.9% of the outstanding shares of Common Stock.  For the reasons set forth in the attached Proxy Statement, we believe significant changes to the composition of the Board of Directors of the Company (the “Board”) are necessary in order to ensure that the Company is being run in a manner consistent with your best interests.  We are seeking your support for the election of our two nominees at the annual meeting of stockholders scheduled to be held at ______________ located at ___ ________, ________ on _____, ____ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).  We are seeking representation on the Board because we believe that the Board will benefit from the additional directors, including a direct shareholder representative, with relevant skill sets and a shared objective of enhancing value for the benefit of all Oplink stockholders. The individuals we have nominated are highly-qualified, capable and ready to serve stockholders to help make Oplink a stronger, more profitable, and ultimately more valuable company.

OSC is a group of independent stockholders of Oplink that was formed for the purpose of seeking to unlock value at Oplink.  Our interests are fully aligned with the interests of all Oplink stockholders. We believe there is significant value to be realized at Oplink.  However, we are concerned that the Board is not taking the appropriate action to address the Company’s perennial underperformance.  Given the Company’s financial and stock price performance, profligate spending on Oplink Connected, under-utilized balance sheet, failed execution and poor corporate governance under the oversight of the current Board, we strongly believe that the Board must be reconstituted to ensure that the directors take the necessary steps for the Company’s stockholders to realize the maximum value of their investment.

As but one indicator we see of the Board’s entrenchment, the Company has a classified Board despite having only five members.  The Board is currently divided into three classes and the terms of two directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our nominees in opposition to the Company’s two director nominees for the class with terms ending in 2017. OSC believes that any attempt to increase or decrease the size of the current Board or the number of directors up for election at the Annual Meeting would constitute an improper manipulation of Oplink’s corporate machinery.  If elected, our nominees will constitute a minority on the Board and there can be no guarantee that our nominees will be able to implement the actions that they believe are necessary to unlock stockholder value.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.  The attached Proxy Statement and the enclosed GOLD proxy card are first being furnished to the stockholders on or about ____________, 2014.

If you have already voted for the incumbent management slate, you have every right to change your vote by signing, dating and returning a later dated proxy or by voting in person at the Annual Meeting.

If you have any questions or require any assistance with your vote, please contact Georgeson Inc., which is assisting us, at its address and toll-free numbers listed below.

Thank you for your support,

Oplink Shareholders for Change

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of OSC’s proxy materials,
please contact Georgeson at the phone numbers listed below.

1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(212) 440-9800
Stockholders Call Toll-Free at: (800) 248-3170
E-mail: changeatOPLK@georgeson.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED SEPTEMBER 23, 2014

2014 ANNUAL MEETING OF STOCKHOLDERS
OF
OPLINK COMMUNICATIONS, INC.
_________________________

PROXY STATEMENT
OF
OPLINK SHAREHOLDERS FOR CHANGE
_________________________

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

Engaged Capital Master Feeder I, LP (“Engaged Capital Master I”), Engaged Capital Master Feeder II, LP (“Engaged Capital Master II”), Engaged Capital I, LP (“Engaged Capital I”), Engaged Capital I Offshore, Ltd. (“Engaged Capital Offshore”), Engaged Capital II, LP (“Engaged Capital II”), Engaged Capital II Offshore Ltd. (“ Engaged Capital Offshore II”), Engaged Capital, LLC (“Engaged Capital”), Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Voce Catalyst Partners LP (“Voce Catalyst Partners”), Voce Capital Management LLC (“Voce Capital Management”), Voce Capital LLC (“Voce Capital”), J. Daniel Plants (collectively, “Oplink Shareholders for Change,” “OSC” or “we”) are significant stockholders of Oplink Communications, Inc., a Delaware corporation (“Oplink” or the “Company”), who, together with the other participants in this solicitation, beneficially own approximately 6.9% of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company. We believe that the Board of Directors of the Company (the “Board”) must be significantly reconstituted to ensure that the Board takes the necessary steps for the Company’s stockholders to realize the maximum value of their investment.  We have nominated directors who have strong, relevant backgrounds and who are committed to fully exploring all opportunities to unlock stockholder value.  We are seeking your support at the annual meeting of stockholders scheduled to be held at ______________ located at ___ ________, ________, _________ _______ on ______, ______ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”), for the following:

1.
To elect OSC’s two (2) director nominees, Jeffrey S. McCreary and J. Daniel Plants, (each a “Nominee” and, collectively, the “Nominees”), to the Board as Class II directors to serve until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2015;

3.	To hold an advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date hereof, the members of OSC and the Nominees collectively own 1,180,318 shares of Common Stock (the “OSC Group Shares”).  We intend to vote the OSC Group Shares FOR the election of the Nominees, FOR the ratification of the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm of the Company for the fiscal year ending June 28, 2015, and FOR the approval of the advisory vote to approve executive compensation, as described herein.

The Company has set the close of business on ________ __, 2014 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”).  The mailing address of the principal executive offices of the Company is 46335 Landing Parkway, Fremont, California 94538.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  According to the Company, as of the Record Date, there were ________shares of Common Stock outstanding.

THIS SOLICITATION IS BEING MADE BY OSC AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.  WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT.  SHOULD OTHER MATTERS, WHICH OSC IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN OUR DISCRETION.

OSC URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.  THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—This Proxy Statement and our GOLD proxy card are available at
[_______________________]

______________________________

IMPORTANT

Your vote is important, no matter how few shares of Common Stock you own.  OSC urges you to sign, date, and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees and in accordance with OSC’s recommendations on the other proposals on the agenda for the Annual Meeting.

•
If your shares of Common Stock are registered in your own name, please sign and date the enclosed GOLD proxy card and return it to OSC, c/o Georgeson Inc. (“Georgeson”), in the enclosed postage-paid envelope today.

•
If your shares of Common Stock are held in a brokerage account or bank, you are considered the beneficial owner of the shares of Common Stock, and these proxy materials, together with a GOLD voting form, are being forwarded to you by your broker or bank.  As a beneficial owner, you must instruct your broker, trustee or other representative how to vote.  Your broker cannot vote your shares of Common Stock on your behalf without your instructions.

•
Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed voting form.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company.  Even if you return the management proxy card marked “withhold” as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.  Remember, you can vote for our two Nominees only on our GOLD proxy card.  So please make certain that the latest dated proxy card you return is the GOLD proxy card.

1290 Avenue of the Americas, 9th Floor New York, NY 10104 (212) 440-9800 Stockholders Call Toll-Free at: (800) 248-3170 E-mail: changeatOPLK@georgeson.com

Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation:

•
From November 2012 through May 2014, members of OSC engaged in numerous discussions and in-person meetings with various representatives of Oplink, including Joseph Y. Liu, its Chairman of the Board and Chief Executive Officer; Peter Lee, its President and Chief Operating Officer; Shirley Yin, its Executive Vice President and Chief Financial Officer; Qin Yuan, the General Manager of its Chinese operations; and Kun Liu, its Chief Commercial Officer. In the course of these meetings, the parties discussed, among other things, (i) Oplink’s business and strategy generally, (ii) the Oplink Connected business, (iii) capital allocation and (iv) Oplink’s financial results.

•	On May 29, 2014, a representative of OSC visited Oplink’s manufacturing facilities in Zhuhai, China.

•
On July 11, 2014, certain members of OSC entered into a Joint Filing Agreement (the “Joint Filing Agreement”) in which, among other things, (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the securities of the Company and (b) the parties agreed to (i) engage in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) take all other action necessary to achieve the foregoing and (iii) take any other actions the group determines to undertake in connection with their respective investment in the Company.

•	On July 14, 2014, certain members of OSC filed a Schedule 13D with the Securities and Exchange Commission, disclosing an aggregate 6.2% ownership interest in the Company.

•
On July 15, 2014, members of OSC met with Mr. Liu and other members of senior management and made a presentation regarding the Oplink Connected business, the Company’s capital allocation and the qualifications and independence of Oplink’s directors. The parties also discussed OSC’s Schedule 13D filing and the framework for a potential settlement, in which the Company proposed adding Mr. Plants to its Board along with an additional person to be identified after the meeting.  With respect to the Oplink Connected business, Mr. Liu stated that if no other buyer could be found he would buy the business himself for an amount not less than the Company’s investment in the business (i.e. at least $25 million). At the conclusion of the meeting, Oplink’s General Counsel advised OSC’s representatives that based on the meeting the parties “had a framework for settlement” and requested that OSC draft a settlement agreement, which OSC’s counsel prepared.

•
On July 18, 2014, Mr. Liu telephoned Mr. Plants and informed him that Oplink was no longer prepared to appoint Mr. Plants to the Board.  Mr. Liu also stated that despite his earlier statements he would not be a buyer of the Oplink Connected business.

•
On July 21, 2014, members of OSC met with the Board and reviewed the presentation that OSC gave to Mr. Liu on July 15, 2014. The parties also discussed Oplink’s withdrawal of its proposed offer to appoint Mr. Plants to the Board.  The Company suggested that they would instead prefer to appoint Mr. Welling to the Board.

•
On July 24, 2014, Mr. Liu and Mr. Welling had a telephone conversation.  During the conversation, Mr. Liu informed Mr. Welling that despite its previous statements Oplink was now unwilling to appoint either Mr. Plants or Mr. Welling to the Board.

•	On July 30, 2014, Mr. McCreary entered into a Joinder Agreement to the Joint Filing Agreement.

•
On July 31, 2014, certain members of OSC delivered a letter to Oplink notifying the Company, in accordance with its Bylaws, of OSC’s nomination of Messrs. McCreary and Plants for election to the Board at the Annual Meeting. Also on July 31, 2014, OSC issued a press release disclosing the nomination of Messrs. McCreary and Plants, and filed a Schedule 13D amendment disclosing the nomination and an aggregate 6.3% ownership interest in the Company.

•
On August 5, 2014, members of OSC had a telephone call with representatives of Cowen & Company (“Cowen”), the investment bank that Oplink had retained to explore strategic alternatives for the Oplink Connected business.

•
On August 12, 2014, OSC issued a press release calling on the Board to suspend its strategic decision-making process until the reconstitution of the Board at the Annual Meeting. In the press release, OSC stated its belief that the Board lacks the sophistication, expertise, and independence to properly evaluate and execute the recently announced plan to return capital to shareholders and to assess strategic alternatives for the Oplink Connected business.

•	On August 25, 2014, representatives of Oplink contacted Mr. McCreary seeking a meeting between Mr. McCreary and select members of the Board.

•
On August 26, 2014, at the request of Cowen, members of OSC met with a representative of Cowen purportedly to receive a settlement proposal from the Company.  However, no settlement proposal was offered to OSC.

•	On September 5, 2014, OSC received a letter from Oplink requesting meetings with OSC’s two nominees to the Board.

•
On September 8, 2014, OSC sent a letter to Oplink reiterating OSC’s desire to come to a settlement before the annual meeting and offering to have OSC’s nominees meet with representatives of the Board once a mutually acceptable settlement has been agreed in principle.

REASONS FOR THE SOLICITATION

WE BELIEVE THAT SIGNIFICANT CHANGES TO OPLINK’S BOARD ARE NEEDED
NOW

OSC has conducted extensive due diligence on Oplink and its business. In so doing, we have carefully analyzed the Company’s operating and financial performance and have reviewed the competitive landscape in the optical networking components sector in which it operates.  In numerous public and private communications with certain members of management and the Board, we have demonstrated the causes for our concerns with Oplink and have clearly articulated our views on the challenges Oplink faces, and the future opportunities it can hope to capture over the long term.  We are disappointed by this Board’s failure to adequately address the issues we have identified and question whether the Board as currently composed will take the necessary steps to maximize opportunities for value creation.

Specifically:

➢
we are concerned with the Company’s prolonged underperformance and deep undervaluation as well as the Board’s continued failure to address these issues and believe the Board can benefit from the addition of new directors with the financial expertise to oversee a turnaround;

➢
we are concerned by the Company’s waste of shareholder capital on the Oplink Connected business and the Board’s lax oversight of capital allocation and believe the Board can greatly benefit from the addition of directors who are focused on improved returns on investment and fiscal discipline;

➢
we are concerned that the Board lacks the expertise necessary to oversee the Company’s recently announced plans to seek strategic alternatives for the Oplink Connected business or to evaluate the best use of the Company’s excess capital and we believe shareholder representation is needed in the boardroom to ensure any such process is run in the best interests of all shareholders; and

➢
we are concerned that the Board has a classified structure and is insulated by anti-stockholder defenses and poor corporate governance and we believe new directors who are objective and fully committed to the pursuit of stockholder value are needed on the Board.

We believe that urgent change is needed on the Oplink Board.  We have little confidence that the Board, as currently composed, is committed to, or capable of, taking the steps necessary to enhance stockholder value at Oplink.  Therefore, we are soliciting your support to elect our Nominees at the Annual Meeting, who we believe would bring significant and relevant experience, new insight and fresh perspectives to the Board.

We Are Concerned By the Company’s Prolonged Underperformance

The current Board has presided over a prolonged period of underperformance.  Oplink’s Total Shareholder Returns over the last 1, 3 and 5-year periods on an absolute basis and relative to its peers and the Russell 2000 and Nasdaq Indices have been abysmal. The table below reports such Total Shareholder Returns as of July 11, 2014, which corresponds to the trading day immediately prior to the filing of OSC’s initial Schedule 13D.

We Are Concerned By the Board’s Continued Investment in the Oplink Connected Business and its Overly Lax Approach to Capital Allocation

Oplink has wasted, in our estimate, in excess of $25 million of shareholder capital on the Oplink Connected business, including operating expenses and inventory investment. Yet in the Company’s own words, “the Oplink Connected division has no meaningful revenue to date,”1 despite over two years of investment and the consumption of an inordinate amount of senior management time and focus.  We believe that capital spending on the Oplink Connected business must cease immediately and that the Company’s announced strategic review process should limit consideration only to transactions which result in the complete separation of, and total cessation of investment of stockholder capital in, the Oplink Connected business. Given the incumbent directors’ lack of expertise in capital allocation, we believe shareholders are bearing the risk that the strategic review of alternatives for the Oplink Connected business will yield a sub-optimal outcome for shareholders.

We further believe that the Company is overcapitalized. Oplink ended F4Q 2014 with $140 million in cash and investments, representing approximately 46% of the Company’s market capitalization as of July 11, 2014. The Company also owns a substantial amount of unencumbered real estate around the world.  We believe that the Company has been overcapitalized for many years and we question the ability of Oplink’s management and the Board to effectively allocate capital.  Additionally, recent events in the optical industry have raised the possibility of industry consolidation and we do not believe the current Board possesses the skills or experience necessary to determine the best risk-adjusted use of excess capital in this, or any other environment.

We Believe Oplink’s Board is Stale and Riddled with Conflicts of Interest

Change on the Board is critical to ensure renewed focus and commitment on delivering stockholder value. We believe Oplink’s current Board is stale, as the average tenure of the incumbents is nearly 13 years, with directors Chieh Chang and Hua Lee having spent 19 and 8 years on the Board, respectively. It is evident that the current Board has not been interested in proactively and continually adding new talent to the Board. We believe that Oplink’s stock price has suffered due to the lack of fresh perspective on the Board.

____________________

1 See page 32 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 15, 2014.

Furthermore, we are concerned that Oplink’s long-tenured directors may lack true independence from one another and from management. For example, director Chang is Oplink’s Lead Independent Director; however, he has been a director since the Company’s inception in 1995 and has close ties to Chairman and Chief Executive Officer Joseph Y. Liu. Specifically, Mr. Chang was a founder and previously served as the Chief Executive Officer and as a director of BCD Semiconductor Manufacturing Ltd., where Mr. Liu was also a founder and served as a director. Additionally, Jesse W. Jack, a director since 2002, is the former law partner of Thomas P. Keegan, who previously held multiple executive positions with Oplink, including as its President, and was the Board’s designee to take over as Chief Executive Officer for Mr. Liu on December 31, 2008 until the planned succession was canceled in November 2008. The lack of independence, both past and present, between members of the Board and Oplink’s management has given OSC cause for concern.

We Are Concerned By Oplink’s Classified Board Structure, Poor Corporate Governance and Limitations On Stockholder Rights

We are also concerned with the poor corporate governance that severely limits the ability of shareholders to seek effective change at Oplink. Despite having only five members, the Board is classified into three separate classes, meaning its directors are only subject to re-election by shareholders once every three years.  The Company also has a stockholder rights plan, or poison pill, which effectively limits ownership to 15%.  The poison pill was adopted by Oplink two years ago yet has not been approved or ratified by stockholders. Shareholders are also prohibited from calling special meetings, cannot act by written consent and can amend shareholder-unfriendly provisions in the Company’s organizational documents only by a prohibitively high supermajority vote.

OUR TWO NOMINEES HAVE THE EXPERIENCE, QUALIFICATIONS AND COMMITMENT NECESSARY TO FULLY EXPLORE AVAILABLE OPPORTUNITIES TO UNLOCK VALUE FOR STOCKHOLDERS

We have identified two highly-qualified, independent directors with relevant business and financial experience who we believe will bring fresh perspective into the boardroom and would be valuable in assessing and executing on initiatives to unlock value at the Company. Further, we believe Oplink’s continued underperformance at this critical time for the future of the Company warrants the addition directors whose interests are closely aligned with those of all stockholders, including a direct stockholder representative, and who will work constructively with the other members of the Board to protect the best interests of Oplink’s stockholders.

Jeffrey S. McCreary is an independent management consultant that currently serves as a director of Integrated Device Technology, Inc., a developer of a broad range of low-power, high-performance mixed-signal semiconductor solutions, where he also previously served as its Interim President and CEO, and a director of the Isola Group, a provider of materials used to manufacture printed circuit boards. Mr. McCreary also previously served as a director of MIPS Technologies, Inc., a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications, and Gennum Corporation, a provider of semiconductor solutions and intellectual property cores. Mr. McCreary’s experience in the technology sector also includes serving in a variety of executive roles, including Senior Vice President, at Texas Instruments, which develops analog, digital signal processing RF and DLP semiconductor technologies. Mr. McCreary’s deep industry expertise in the technology sector well qualifies him to serve as a director of the Company.

J. Daniel Plants is the founder and Managing Partner of Voce Capital Management, an investment firm. Previously, Mr. Plants served as a Managing Director and Head of Communications Technology and Media for Needham & Company LLC, an investment banking and asset management firm focused on small-capitalization companies. He has also held a number of positions at leading Wall Street firms, including executive positions in investment banking at Goldman Sachs and JPMorgan Chase and as a corporate attorney with Sullivan & Cromwell. Mr. Plants’ financial expertise and advisory experience in the technology sector, including substantial experience in optical, communications and data networking industries, will make him a valuable addition to the Board.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has a classified Board, which is divided into three classes.  The directors in each class are elected for terms of three years so that the term of office of one class of directors expires at each annual meeting of stockholders.  We believe that the terms of two directors expire at the Annual Meeting.  We are seeking your support at the Annual Meeting to elect our Nominees in opposition to the Company’s two director nominees for terms ending in 2017.  Your vote to elect our Nominees will have the legal effect of replacing two incumbent directors with the Nominees.  If elected, our Nominees will represent a minority of the members of the Board, and therefore it is not guaranteed that they can implement any actions that they may believe are necessary to enhance stockholder value as described in further detail above.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees.  The nominations were made in a timely manner and in compliance with the applicable provisions of the Company’s governing instruments.  The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company are set forth above in the section entitled “Reasons for the Solicitation” and below.  This information has been furnished to us by the Nominees.  All of the Nominees are citizens of the United States.

Jeffrey S. McCreary, age 57, has been an independent management consultant since 2006 and a member of the board of directors of Integrated Device Technology, Inc. (Nasdaq: IDTI) (“Integrated Device Technology”), a developer of a broad range of low-power, high-performance mixed-signal semiconductor solutions, since June 2012. Mr. McCreary served as the Interim President and CEO of Integrated Device Technology from August 2013 to January 2014, and previously served as a member of its Audit and Nominating & Governance Committees. Mr. McCreary has also served as a director of the Isola Group, a provider of materials used to manufacture printed circuit boards, since 2006. From December 2011 until its acquisition by Imagination Technologies Group plc in February 2013, Mr. McCreary served as a director of  MIPS Technologies, Inc. (Nasdaq: MIPS), a leading provider of industry-standard processor architectures and cores for digital home, networking and mobile applications. Mr. McCreary served as a board member of the Gennum Corporation, a provider of semiconductor solutions and intellectual property cores, from 2008 until its acquisition by Semtech Corporation in March 2012.  Mr. McCreary is a former Senior Vice President at Texas Instruments, which develops analog, digital signal processing RF and DLP semiconductor technologies.  Mr. McCreary was the Manager of Texas Instruments’ Worldwide Sales and Marketing, from 1998 through 2005, where he directed the global sales organization and was responsible for $12 billion dollars in revenue. Mr. McCreary held a variety of other executive positions within Texas Instruments, including the General Manager of Advanced Logic Products and General Manager of Worldwide Military Semiconductors. Mr. McCreary has led organizations conducting product design and development, manufacturing, marketing, and sales. His book, “Creating the I in Team” was published in 2007.  He is also currently working as a special consultant to the National Hockey League (NHL) Coaches Association.  Additionally, Mr. McCreary is a long-time member of the Board of Trustees of the Rose-Hulman Institute of Technology.  Mr. McCreary holds a Bachelor’s degree in electrical engineering from the Rose-Hulman Institute of Technology and received an honorary doctorate in engineering from the Rose-Hulman Institute of Technology in 2004.

OSC believes that the Board will benefit from Mr. McCreary’s deep industry expertise in the technology sector, experience leading technology companies both in a senior executive capacity and as a director and his knowledge of public company governance matters from his years of service on the boards of numerous enterprises.

J. Daniel Plants, age 47, has been the Managing Partner of Voce Capital Management since founding the firm in 2009. Prior to founding Voce Capital Management, he served as a Managing Director and Head of Communications Technology and Media for Needham & Company LLC, an investment banking and asset management firm focused on small-capitalization companies, from July 2007 through May 2009. Prior to then, Mr. Plants held a number of positions at leading Wall Street firms, including executive positions in investment banking at Goldman Sachs and JPMorgan Chase and as a corporate attorney with Sullivan & Cromwell. He has previously served as a director of Volunteers of America – Greater New York from 2002 until 2005 and the Bay Area Urban Debate League, which he co-founded and where he served as Vice Chairman, from 2008 until 2012.

OSC believes that Mr. Plants’ long history advising companies regarding corporate governance and strategic transactions, his specific advisory expertise in the technology sector, including substantial experience in optical, communications and data networking industries, and his principal investing experience make him well-qualified to serve as a director of the Company.

The principal business address of Mr. McCreary is 21 Ridgetop Circle, Sante Fe, New Mexico 87506. The principal business address of Mr. Plants is 600 Montgomery Street, Suite 210, San Francisco, California 94111.

As of the date hereof, Mr. McCreary directly owns 5,000 shares of Common Stock. As of the date hereof, Mr. Plants does not directly own any securities of the Company. Mr. Plants, as the sole managing member of Voce Capital, which serves as the sole managing member of Voce Capital Management, may be deemed the beneficial owner of the 311,850 shares of Common Stock beneficially owned by Voce Capital Management.

Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of the Nominees specifically disclaims beneficial ownership of shares of Common Stock that he does not directly own.  For information regarding purchases and sales during the past two years by the Nominees and by the members of the Group of securities of the Company, see Schedule I.

The members of OSC have signed letter agreements pursuant to which they agree to indemnify Messrs. McCreary and Plants against claims arising from the solicitation of proxies from the Company stockholders in connection with the Annual Meeting and any related transactions.

On July 11, 2014, Engaged Capital Master I, Engaged Capital Master II, Engaged Capital I, Engaged Capital Offshore, Engaged Capital II, Engaged Capital, Engaged Holdings, Glenn W. Welling, Voce Capital Management, Voce Capital and J. Daniel Plants entered into a Joint Filing Agreement (the “Joint Filing Agreement”) in which, among other things (a) the parties agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company and (b) the parties agreed to (i) engage in discussions with the Company regarding operating results, cost and capital allocation, opportunities to enhance stockholder value and corporate governance, (ii) take all other action necessary to achieve the foregoing and (iii) take any other actions the group determines to undertake in connection with their respective investment in the Company. On July 30, 2014 and September 22, 2014, the Joint Filing Agreement was amended to add Mr. McCreary and Engaged Capital Offshore II and Voce Catalyst Partners, respectively, as parties thereto. The members of OSC and the Nominees are collectively referred to as the “Group” herein.

Other than as stated herein, and except for compensation received by Mr. Plants as an employee of Voce Capital Management, there are no arrangements or understandings between members of OSC and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting.  None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

Each Nominee presently is, and if elected as a director of the Company would be, an “independent director” within the meaning of (i) applicable NASDAQ listing standards applicable to board composition and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company’s compensation, nominating or audit committee that is not independent under any such committee’s applicable independence standards.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by the enclosed GOLD proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under Oplink’s Bylaws, as amended (the “Bylaws”) and applicable law.  In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, we would identify and properly nominate such substitute nominees in accordance with the Company’s Bylaws and shares of Common Stock represented by the enclosed GOLD proxy card will be voted for such substitute nominee(s).  We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting.  Additional nominations made pursuant to the preceding sentence are without prejudice to the position of OSC that any attempt to increase the size of the current Board or to reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of the Company’s corporate machinery.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect the Company’s proxy statement will indicate that the Audit Committee of the Board has selected Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2015 and is proposing that stockholders ratify such appointment.  The Company will be submitting the appointment of Burr Pilger Mayer, Inc. for ratification of the stockholders at the Annual Meeting.

As we expect will be disclosed in the Company’s proxy statement, stockholder approval will not be required to appoint Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm, but the Company may submit the appointment of Burr Pilger Mayer, Inc. to stockholders for ratification as a matter of good corporate governance. If the stockholders do not ratify the appointment, the appointment might be reconsidered by the Audit Committee.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF BURR PILGER MAYER, INC. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 28, 2015 AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As we expect will be discussed in further detail in the Company’s proxy statement, the Company will be asking stockholders to indicate their support for the compensation of the Company’s named executive officers.  This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in the Company’s proxy statement.  Accordingly, we expect the Company will be asking stockholders to vote for the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, and the other related disclosure.”

According to the Company’s proxy statement, the stockholder vote on the Say-on-Pay Proposal will be an advisory vote only, and will not be binding on the Company, the Board, or the Compensation Committee of the Board.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THIS SAY-ON-PAY PROPOSAL AND INTEND TO VOTE OUR SHARES “FOR” THIS PROPOSAL.

VOTING AND PROXY PROCEDURES

Stockholders are entitled to one vote for each share of Common Stock held of record on the Record Date with respect to each matter to be acted on at the Annual Meeting.  Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting.  Stockholders who sell their shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date.  Based on publicly available information, OSC believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the shares of Common Stock.

Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of the Nominees, FOR the ratification of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending June 28, 2015, and FOR the approval of the Say-on-Pay Proposal, and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting, as described herein.

According to the Company’s proxy statement for the Annual Meeting, the current Board intends to nominate two candidates for election at the Annual Meeting.  This Proxy Statement is soliciting proxies to elect only our two Nominees. Accordingly, the enclosed GOLD proxy card may only be voted for the Nominees and does not confer voting power with respect to the Company’s nominees. The participants in this solicitation intend to vote all of the OSC Group Shares in favor of the election of the Nominees.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of shares of Common Stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting.  For the Annual Meeting, the presence, in person or by proxy, of the holders of at least [_____] shares of Common Stock, which represents a majority of the [_____] shares of Common Stock outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes” also are counted as present and entitled to vote for purposes of determining a quorum.  However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”).  Under rules of The NASDAQ Stock Market, your broker will not have discretionary authority to vote your shares at the Annual Meeting on any of the proposals.

If you are a stockholder of record, you must deliver your vote by mail, attend the Annual Meeting in person and vote, vote by Internet or vote by telephone in order to be counted in the determination of a quorum.

If you are a beneficial owner, your broker will vote your shares pursuant to your instructions, and those shares will count in the determination of a quorum.  Brokers do not have discretionary authority to vote on any of the proposals at the Annual Meeting.  Accordingly, unless you vote via proxy card or provide instructions to your broker, your shares of Common Stock will count for purposes of attaining a quorum, but will not be voted on those proposals.

VOTES REQUIRED FOR APPROVAL

Election of Directors ─ The Company has adopted a plurality vote standard for non-contested and contested director elections.  As a result of our nomination of the Nominees, the director election at the Annual Meeting will be contested, so the two nominees for director receiving the highest vote totals will be elected as directors of the Company.  With respect to the election of directors, only votes cast “FOR” a nominee will be counted.  Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.  Neither an abstention nor a broker non-vote will count as a vote cast “FOR” or “AGAINST” a director nominee.  Therefore, abstentions and broker non-votes will have no direct effect on the outcome of the election of directors.

Ratification of the Appointment of Accounting Firm ─ According to the Company’s 2013 proxy statement, assuming that a quorum is present, the selection of Burr Pilger Mayer, Inc. will be deemed to have been ratified if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of ratification. The Company has indicated that broker non-votes will have no effect on the ratification of the appointment, but abstentions will act as a vote against ratification of the appointment.

Advisory Vote on Executive Compensation ─ According to the Company’s 2013 proxy statement, although the vote is non-binding, assuming that a quorum is present, the advisory vote on executive compensation will be approved if the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting vote in favor of approval of the resolution. The Company has indicated that broker non-votes will have no effect on the approval of the resolution, but abstentions will act as a vote against approval of the resolution.

Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting. If you sign and submit your GOLD proxy card without specifying how you would like your shares voted, your shares will be voted in accordance with OSC’s recommendations specified herein and in accordance with the discretion of the persons named on the GOLD proxy card with respect to any other matters that may be voted upon at the Annual Meeting.

REVOCATION OF PROXIES

Stockholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation.  The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy.  The revocation may be delivered either to OSC in care of Georgeson at the address set forth on the back cover of this Proxy Statement or to the Company at 46335 Landing Parkway, Fremont, California 94538 or any other address provided by the Company.  Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to OSC in care of Georgeson at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding shares of Common Stock.  Additionally, Georgeson may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by OSC.  Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

Members of OSC have entered into an agreement with Georgeson for solicitation and advisory services in connection with this solicitation, for which Georgeson will receive a fee not to exceed $[____], together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws.  Georgeson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.  OSC has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record.  OSC will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.  It is anticipated that Georgeson will employ approximately [____] persons to solicit stockholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by OSC.  Costs of this solicitation of proxies are currently estimated to be approximately $[___________].  OSC estimates that through the date hereof its expenses in connection with this solicitation are approximately $[___________].  OSC intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation.  OSC does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees and the members of OSC are participants in this solicitation.  The principal business of each of Engaged Capital Master I and Engaged Capital Master II is investing in securities.  Each of Engaged Capital I and Engaged Capital Offshore is a private investment partnership that serves as a feeder fund of Engaged Capital Master I.  Each of Engaged Capital II and Engaged Capital Offshore II is a private investment partnership that serves as a feeder fund of Engaged Capital Master II.  Engaged Capital is a registered investment advisor and serves as the investment advisor to each of Engaged Capital Master I, Engaged Capital Master II, Engaged Capital I, Engaged Capital Offshore, Engaged Capital II and Engaged Capital Offshore II.  Engaged Holdings serves as the managing member of Engaged Capital.  Mr. Welling is the Founder and Chief Investment Officer of Engaged Capital, the sole member of Engaged Holdings and a director of Engaged Capital Offshore. The principal business of Voce Catalyst Partners is investing in securities. The principal business of Voce Capital Management is investing for funds and accounts under its management. The principal business of Voce Capital is serving as the sole managing member of Voce Capital Management. Mr. Plants is the sole managing member of Voce Capital and the managing partner of Voce Catalyst Partners.

The address of the principal office of each of Engaged Capital Master I, Engaged Capital Master II, Engaged Capital Offshore and Engaged Capital Offshore II is c/o Codan Trust Company (Cayman) Ltd., Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.  The address of the principal office of each of Engaged Capital I, Engaged Capital II, Engaged Capital, Engaged Holdings and Mr. Welling is 610 Newport Center Drive, Suite 250, Newport Beach, California 92660. The address of the principal office of each of Voce Catalyst Partners, Voce Capital Management, Voce Capital and Mr. Plants is 600 Montgomery Street, Suite 210, San Francisco, California 94111.

As of the date hereof, Engaged Capital Master I beneficially owned 409,628 shares of Common Stock. As of the date hereof, Engaged Capital Master II beneficially owned 453,840 shares of Common Stock. Engaged Capital I, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital Offshore, as a feeder fund of Engaged Capital Master I, may be deemed the beneficial owner of the 409,628 shares of Common Stock beneficially owned by Engaged Capital Master I. Engaged Capital II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 453,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital Offshore II, as a feeder fund of Engaged Capital Master II, may be deemed the beneficial owner of the 453,840 shares of Common Stock beneficially owned by Engaged Capital Master II. Engaged Capital, as the investment adviser to each of Engaged Capital Master I and Engaged Capital Master II, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. Mr. Welling, as the founder and chief investment officer of Engaged Capital and the sole member of Engaged Holdings, may be deemed to beneficially own the 863,468 shares of Common Stock owned in the aggregate by Engaged Capital Master I and Engaged Capital Master II. As of the date hereof, Voce Catalyst Partners directly owned 187,318 shares of Common Stock. As of the date hereof, Voce Capital Management beneficially owned 311,850 shares of Common Stock (including 187,318 shares of Common Stock owned directly by Voce Catalyst Partners). Voce Capital, as the sole managing member of Voce Capital Management, may be deemed the beneficial owner of the 311,850 shares of Common Stock beneficially owned by Voce Capital Management. Mr. Plants, as the sole managing member of Voce Capital, may be deemed the beneficial owner of the 311,850 shares of Common Stock beneficially owned by Voce Capital Management.

Each participant in this solicitation is a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act. The Group may be deemed to beneficially own the 1,180,318 shares of Common Stock owned in the aggregate by all of the participants in this solicitation.  Each participant in this solicitation disclaims beneficial ownership of the shares of Common Stock he or it does not directly own.  For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The shares of Common Stock directly owned by each of Engaged Capital Master I, Engaged Capital Master II and Voce Catalyst Partners and beneficially owned by Voce Capital Management were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The shares of Common Stock directly owned by Mr. McCreary were purchased with personal funds.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct or indirect, by securities holdings or otherwise, in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.  With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

OSC is unaware of any other matters to be considered at the Annual Meeting.  However, should other matters, which OSC is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed GOLD proxy card will vote on such matters in their discretion.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) must, in order to be included in the Company’s proxy statement and the form of proxy for the 2015 Annual Meeting, be mailed by certified mail return receipt requested to the Company’s Corporate Secretary at Oplink Communications, Inc., 46335 Landing Parkway, Fremont, California 94538 and must be received by the Company’s Secretary on or before [______________], 2015.

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the 2015 Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.  Therefore, to be presented at the 2015 Annual Meeting, such a proposal must be given on or after ____________, 2015 but no later than ____________, 2015.  If the date of the 2015 Annual Meeting is advanced or delayed by more than 30 days of such anniversary date, notice must be given not earlier than the close of business on the 120th day prior to and not later than the 90th day prior to such annual meeting, or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the 2015 Annual Meeting is based on information contained in the Company’s proxy statement and the Bylaws.  The incorporation of this information in this proxy statement should not be construed as an admission by OSC that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY’S PROXY STATEMENT RELATING TO THE ANNUAL MEETING BASED ON RELIANCE ON RULE 14A-5(C).  THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY’S DIRECTORS, INFORMATION CONCERNING EXECUTIVE COMPENSATION, AND OTHER IMPORTANT INFORMATION.  SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

Oplink Shareholders for Change

_________________, 2014

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY
DURING THE PAST TWO YEARS

Shares of Common Stock Purchased / (Sold)	Date of Purchase / Sale

ENGAGED CAPITAL MASTER FEEDER I, LP

43,400	03/07/2014
51,500	03/10/2014
6,020	03/28/2014
87,835	04/01/2014
19,200	04/03/2014
18,049	04/04/2014
9,493	04/07/2014
2,891	04/11/2014
5,342	04/14/2014
2,790	04/15/2014
1,028	04/24/2014
13,500	04/25/2014
4,600	04/28/2014
13,850	04/28/2014
5,297	04/29/2014
24,500	05/07/2014
15,853	05/08/2014
13,500	05/08/2014
13,516	05/09/2014
63	05/12/2014
9,600	05/13/2014
9,063	05/14/2014
2,447	05/16/2014
5,120	05/19/2014
10,200	05/20/2014
10,181	05/21/2014
12,502	05/22/2014
4,240	05/23/2014
9,882	05/27/2014
4,356	05/28/2014
12,500	05/29/2014
13,500	05/30/2014
7,192	06/02/2014
1,718	06/03/2014
(55,100)	06/30/2014

ENGAGED CAPITAL MASTER FEEDER II, LP

36,600	03/07/2014
43,500	03/10/2014
4,582	03/28/2014
74,296	04/01/2014
16,500	04/03/2014
15,253	04/04/2014
8,022	04/07/2014
1,000	04/11/2014
4,270	04/14/2014
2,450	04/15/2014
1,300	04/24/2014
11,500	04/25/2014
3,900	04/28/2014
11,150	04/28/2014
4,350	04/29/2014
20,500	05/07/2014
11,500	05/08/2014
13,250	05/08/2014
11,484	05/09/2014
37	05/12/2014
9,834	05/13/2014
7,300	05/14/2014
750	05/16/2014
4,700	05/19/2014
9,500	05/20/2014
7,500	05/21/2014
10,420	05/22/2014
4,269	05/23/2014
9,050	05/27/2014
4,450	05/28/2014
10,000	05/29/2014
11,500	05/30/2014
12,550	06/02/2014
1,473	06/03/2014
55,100	06/30/2014

VOCE CATALYST PARTNERS LP

3,500	03/05/2013
(3,000)	08/19/2013
1,611	11/04/2013
5,000	11/15/2013
2,719	11/19/2013
9,000	11/25/2013
4,500	11/26/2013

3,698	02/03/2014
5,000	02/20/2014
6,887	02/24/2014
10,000	04/02/2014
3,863	04/10/2014
1,200	04/30/2014
20,000	05/01/2014
6,000	05/02/2014
28,129	06/03/2014
26,741	06/04/2014
3,800	06/05/2014
200	06/16/2014
350	06/24/2014
17,910	07/01/2014
18,150	07/02/2014
12,060	08/15/2014

VOCE CAPITAL MANAGEMENT LLC

12,090	07/01/2014
11,850	07/02/2014
30,000	07/03/2014
30,000	07/07/2014
18,152	07/08/2014
12,000	07/09/2014
2,500	07/10/2014
7,940	08/15/2014

JEFFREY S. MCCREARY

5,000	07/29/2014

SCHEDULE II

The following table is reprinted from the definitive proxy statement filed by Oplink Communications, Inc. with the Securities and Exchange Commission on [___], 2014.

II-1

IMPORTANT

Tell the Board what you think!  Your vote is important.  No matter how many shares of Common Stock you own, please give OSC your proxy FOR the election of the Nominees and in accordance with OSC’s recommendations on the other proposals on the agenda for the Annual Meeting by taking two steps:

●	SIGNING the enclosed GOLD proxy card;

●	DATING the enclosed GOLD proxy card; and

●	MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such shares of Common Stock and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  Please refer to the enclosed voting form for instructions on how to vote electronically.  You may also vote by signing, dating and returning the enclosed GOLD voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Georgeson at the address set forth below.

1290 Avenue of the Americas, 9th Floor New York, NY 10104 (212) 440-9800 Stockholders Call Toll-Free at: (800) 248-3170 E-mail: changeatOPLK@georgeson.com

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED SEPTEMBER 23, 2014

OPLINK COMMUNICATIONS, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF OPLINK SHAREHOLDERS FOR CHANGE

THE BOARD OF DIRECTORS OF OPLINK COMMUNICATIONS, INC.
IS NOT SOLICITING THIS PROXY

P            R            O            X            Y

The undersigned appoints Glenn W. Welling and J. Daniel Plants, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Oplink Communications, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2014 Annual Meeting of Stockholders of the Company scheduled to be held at ___ ________, ________, _________ _______ on _____, ________ __, 2014 at __:__ _.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.  If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to Oplink Shareholders for Change (“OSC”) a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

This Proxy will be valid until the completion of the Annual Meeting.  This Proxy will only be valid in connection with OSC’s solicitation of proxies for the Annual Meeting.

IMPORTANT:  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark vote as in this example

OSC STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.  OSC MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

1.	OSC’s proposal to elect J. Daniel Plants and Jeffrey S. McCreary as directors of the Company.

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
Nominees:	J. Daniel Plants Jeffrey S. McCreary	☐	☐	☐ ________________ ________________

OSC does not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.  In addition, OSC has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to its Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law.  In any such case, shares of Common Stock represented by this proxy card will be voted for such substitute nominee(s).

There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

________________________________________________________

2.	Company’s proposal to ratify the appointment of Burr Pilger Mayer, Inc. as the independent registered public accounting firm for the Company the fiscal year ending June 28, 2015.

☐FOR	☐AGAINST	☐ABSTAIN

3.	Company’s proposal to approve, by advisory vote, the compensation of the Company’s named executive officers.

☐FOR	☐AGAINST	☐ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.  EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.  PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.